EXHIBIT 23.1


       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Patriot Scientific Corporation
San Diego, California

We hereby consent to the incorporation by reference in the previously filed Registration Statements (No. 333-36418, No. 333-57602, No. 333-81156, No.
333-100901 and No. 333-108489) of Patriot Scientific Corporation of our report dated July 8, 2004, relating to the consolidated financial statements of Patriot Scientific Corporation, appearing in the Company's Annual Report on Form 10-KSB for the year ended May 31, 2004. Our report contained an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/  Nation Smith Hermes Diamond


San Diego, California
August 18, 2004


                                      EX-9